UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                October 10, 2000
                                 CURRENT REPORT

                       Pursuant to section 13 of 15(d) of
                       the Securities Exchange Act or 1934

                         Commission file number: 0-28891

                            COMMERCIAL CONCEPTS, INC.
                               a Utah corporation

                              IRS Number 87-0409620

              324 South 400 West Suite B Salt Lake City, Utah 84101

                                 (801) 328-0540

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Fitzgerald Sanders has served as the independent accountants of COMMERCIAL CONCEPTS, INC. (the "Company") since August 1999 and has advised the Company on accounting and tax matters.

(a)      Previous independent accountants.

(i) Subsequent to the filing of Commercial Concept's May 31, 2000 quarterly financial statements, Fitzgerald Sanders, LLC dissolved and as a consequence resigned as the Company's independent accountants.

(ii) The report of Fitzgerald Sanders on the financial statements of the Company for the past fiscal year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

(iii) During the Company's most recent fiscal year and through the date of this Report, the Company has had no disagreements with Fitzgerald Sanders on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Fitzgerald Sanders have caused it to make reference thereto in its report on the financial statements of the Company for such year.

(iv) During the Company's most recent fiscal year and through the date of this Report, the Company has had no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).

(v) The Company has requested that Fitzgerald Sanders furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements.

(b)      New independent accountants.

(i) On October 10, 2000, the Board of Directors of the Company approved the change in independent accountants and the appointment of Christensen & Duncan CPA's LC as the new principal independent accountant of Registrant. The Board noted that audit personnel previously with Fitzgerald Sanders, LLC will continue to serve Commercial Concept's Inc. as auditors with Christensen & Duncan CPA's LLC.

ITEM 7.  EXHIBITS.

         16.1 Letter from Fitzgerald Sanders to the Securities and Exchange Commission dated October 10, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMMERCIAL CONCEPTS, INC.

Dated: October 10, 2000                     By: /s/ George E. Richards, Jr.
                                                -------------------------------
                                                George E. Richards, Jr.
                                                President